Exhibit 4.16

EXECUTED VERSION

QIFU TECHNOLOGY, INC.

AND

CITIBANK, N.A.

as Trustee

INDENTURE

Dated as of March 27, 2025

0.50% Convertible Senior Notes due 2030

i

Section 8.05.	Revocation of Consents; Future Holders Bound	60

Article 9
Holders’ Meetings

Section 9.01.	Purpose of Meetings	60
Section 9.02.	Call of Meetings by Trustee	61
Section 9.03.	Call of Meetings by Company or Holders	61
Section 9.04.	Qualifications for Voting	61
Section 9.05.	Regulations	61
Section 9.06.	Voting	62
Section 9.07.	No Delay of Rights by Meeting	63

Article 10
Supplemental Indentures

Section 10.01.	Supplemental Indentures Without Consent of Holders	63
Section 10.02.	Supplemental Indentures with Consent of Holders	64
Section 10.03.	Effect of Supplemental Indentures	65
Section 10.04.	Notation on Notes	65
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	65

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	66
Section 11.02.	Successor Corporation to Be Substituted	66
Section 11.03.	Opinion of Counsel to Be Given to Trustee	67

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.	Indenture and Notes Solely Corporate Obligations	67

Article 13
Intentionally Omitted

Article 14
Conversion of Notes

Section 14.01.	Conversion Privilege	68
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	71
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	78
Section 14.04.	Adjustment of Conversion Rate	81
Section 14.05.	Adjustments of Prices	92
Section 14.06.	Ordinary Shares to Be Fully Paid	92

EXHIBIT
Exhibit A	Form of Note	A-1
Exhibit B	Form of Authorization Certificate	B-1

v

INDENTURE dated as of March 27, 2025 between QIFU TECHNOLOGY, INC., a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and CITIBANK, N.A., as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.50% Convertible Senior Notes due 2030 (the “Notes”), initially in an aggregate principal amount not to exceed US$690,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1

Definitions

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing two Ordinary Shares of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means The Bank of New York Mellon, with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means The Bank of New York Mellon (formerly, The Bank of New York), as depositary for the ADSs, or any successor entity thereto.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this Indenture and the Notes, each of the Chairman of the Board of Directors, the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and the Chief Financial Officer of the Company shall be Affiliates of the Company.

“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar and the Conversion Agent, the Bid Solicitation Agent, any Authenticating Agent or any other Agent, custodian or other Person employed to act hereunder, in each case, unless the Company is acting in such capacity.

“Amendment Event” shall have the meaning specified in Section 14.08.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of, or reduction for, PRC value added tax, 6% plus any related local levies, or (iii) in the case of deduction or withholding of, or reduction for, both PRC income tax and PRC value added tax, 16% plus any related local levies.

“Authenticating Agent” shall have the meaning specified in Section 2.11.

“Bid Solicitation Agent” means the Company or any Person appointed from time to time by the Company with notice to the Holders to solicit bids for the Trading Price in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close, provided that, with respect to any delivery of Ordinary Shares in lieu of any ADSs deliverable upon conversion (together with the remaining Conversion Consideration, if any) of any Note set forth in Section 14.02(c) and any delivery of Conversion Consideration (other than cash) due upon a conversion with a Conversion Date prior to the 50th Scheduled Trading Day before the Maturity Date, which is not subject to clauses (i) to (iv) of Section 14.02(c), a “Business Day” shall exclude days on which banking institutions in Hong Kong are authorized or obligated by law or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CCASS” means Central Clearing and Settlement System of the Hong Kong Stock Exchange.

“Change in Tax Law” shall have the meaning specified in Section 16.01.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Cleanup Redemption” shall have the meaning specified in Section 16.02(a).

“Cleanup Redemption Date” shall have the meaning specified in Section 16.02(a).

“Cleanup Redemption Notice” shall have the meaning specified in Section 16.02(b).

“Cleanup Redemption Price” shall have the meaning specified in Section 16.02(b).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 15.01(a).

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any time, US$1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 388 Greenwich Street, New York, New York 10013, Email: citi.cspag.debt@citi.com, Attention: Agency & Trust – Qifu Technology, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “QFIN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include any of the Initial Purchasers). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iii).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deferred Additional Interest” shall have the meaning specified in Section 4.06(j).

“De-legending Deadline Date” shall have the meaning specified in Section 4.06(e).

“Deposit Agreement” means the deposit agreement dated as of December 13, 2018, by and among the Company, f/k/a 360 Finance, Inc., the ADS Depositary, and the owners and holders of the ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) and Section 2.05(e) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.13(a).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Distribution Conversion Period” shall have the meaning specified in Section 14.01(b)(ii).

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail transmission and (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and/or other Agents, or another method or system specified by the Trustee and/or other Agents as available for use in connection with its services hereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.13(a).

“Expiring Rights” means any rights, options or warrants (other than in connection with a stockholder rights plan) to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07(a)(i)(E).

“FATCA Withholding” means any withholding or deduction required pursuant to FATCA.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fractional ADS” shall have the meaning specified in Section 14.02(a).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs);

(b)the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination and changes to par value) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company, or any similar transaction pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)the ADSs (or other Common Equity or depositary shares in respect of the Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) and none of the ADSs, Ordinary Shares, other Common Equity and ADSs in respect of Reference Property is listed or quoted on one of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) within one Trading Day of such cessation; or

(e)(i) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “change in law”) that results in (x) the Company and its Subsidiaries (collectively, the “Company Group”) (as in existence immediately subsequent to such change in law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such change in law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such change in law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Trustee, prior to the date that is six months after the date of the change in law, an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such change in law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company Group) or (y) that such change in law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance with the terms in the Notes and this Indenture;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for Fractional ADSs, in connection with such transaction or transactions consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for Fractional ADSs (subject to settlement in accordance with Section 14.02, Section 14.03 and Section 14.04).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register; provided that, for the avoidance of doubt, the sole registered Holder of a Global Note shall be the Depositary or its nominee.

“Hong Kong Share Register” means the Hong Kong branch register of members of the Company maintained by the Hong Kong Share Registrar.

“Hong Kong Share Registrar” means the share registrar engaged by the Company to maintain the branch register of members in Hong Kong for the Ordinary Shares, which shall initially be Computershare Hong Kong Investor Services Limited.

“Hong Kong Stock Exchange” means the Main Board of The Stock Exchange of Hong Kong Limited.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Citigroup Global Markets Inc. and Morgan Stanley Asia Limited.

“Interest Payment Date” means each April 1 and October 1 of each year, beginning on October 1, 2025.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means April 1, 2030.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Non-affiliate Representation” shall have the meaning specified in Section 14.02(b).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Notes Fungibility Date” means the date, if any, following the Resale Restriction Termination Date on which all of the Rule 144A Notes are no longer Restricted Securities, do not bear the restrictive legend required by Section 2.05(c), are fungible for U.S. securities law purposes and are assigned an identical, unrestricted CUSIP number.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the 50th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs during the Redemption Period, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after the 50th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated March 25, 2025, as supplemented by the pricing term sheet dated March 25, 2025, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of any Assistant Treasurer, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion, in a form reasonably acceptable to the Trustee in writing signed by legal counsel, who may be counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions, assumptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.

“Ordinary Shares” means Class A ordinary shares of the Company, par value US$0.00001 per Class A ordinary share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore cancelled by the Note Registrar or accepted by the Note Registrar for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee, the ADS Depositary or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)Notes redeemed pursuant to Article 16; and

(f)Notes repurchased by the Company pursuant to the third sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Exchange” means The Singapore Exchange Securities Trading Limited, The Stock Exchange of Hong Kong Limited or The London Stock Exchange (or any of their respective successors).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of US$1,000 principal amount and multiples thereof.

“PRC” means the People’s Republic of China, excluding, for the purpose of this Indenture only, Taiwan, Hong Kong, and Macau.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Share Register” means the principal register of members in the Cayman Islands for the Ordinary Shares of the Company.

“Principal Share Registrar” means the share registrar engaged by the Company to maintain the Principal Share Register, which shall initially be Maples Fund Services (Cayman) Limited.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which the ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the ADSs (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means the Tax Redemption Date or Cleanup Redemption Date, as the context requires.

“Redemption Notice” means the Tax Redemption Notice or Cleanup Redemption Notice, as the context requires.

“Redemption Period” shall have the meaning specified in Section 14.01(b)(v).

“Redemption Price” means the Tax Redemption Price or Cleanup Redemption Price, as the context requires.

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).

“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).

“Redemption” means a Tax Redemption or Cleanup Redemption as the context requires.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Reference Property Unit” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.

“Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter related to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Issuance Agreement” means the letter agreement dated as of March 27, 2025 between the Company and the ADS Depositary.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Rule 144A Notes” means the notes initially offered and sold pursuant to Rule 144A.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(i).

“Settlement Notice” has the meaning specified in Section 14.02(a)(i).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of the Company’s variable interest entities will be deemed to be a Subsidiary for purposes of this definition.

“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)(i)).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” shall include the Company’s variable interest entities.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any authority having power to tax.

“Tax Redemption” shall have the meaning specified in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.01.

“Tax Redemption Notice” shall have the meaning specified in Section 16.01.

“Tax Redemption Price” shall have the meaning specified in Section 16.01.

“Tender/Exchange Offer Consideration” shall have the meaning specified in Section 14.04(e).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the

ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided further, that for the purposes of determining the settlement amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the ADSs generally occurs on The Nasdaq Global Select Market or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except if the ADSs are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” means, with respect to the Notes and any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for US$1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per US$1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c) and Section 2.05(e), as applicable.

“Transfer Agent” shall have the meaning specified in Section 2.05(a).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S. Person” shall have the meaning as such term is defined under Regulation S.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. References to Ordinary Shares in lieu of ADSs. Unless the context otherwise requires, any reference to Ordinary Shares in lieu of any ADSs deliverable upon conversion in this Indenture shall be deemed to refer to the Ordinary Shares delivered or deliverable upon conversion of the Notes in lieu of such ADSs at a Holder’s election pursuant to Section 14.02(a)(vii).

Article 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Designation and Amount. The Notes shall be designated as the “0.50% Convertible Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$690,000,000, subject to any additional Notes issued in accordance with Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar (at the direction of the Trustee) in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from, and including, the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed over a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided, however, that if such Interest Payment Date is not a Business Day, then such payment need not be made on such Interest Payment Date but shall be made on the immediately succeeding Business Day, with the same force and effect as though made on the related Interest Payment Date and no additional interest shall accrue in respect of such delay. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes or (ii) on any Global Note, in each case, by wire transfer (at its expense) in immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent (if other than the Trustee) in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee in its sole discretion shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee or, if other than the Trustee, the Paying Agent an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee and the Paying Agent (if other than the Trustee) of the notice of the proposed payment. The Company shall promptly notify the Trustee and the Paying Agent (if other than the Trustee) in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered (at the Company’s expense), to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date; provided, however, that the text of such notice of a special record date shall be prepared by the Company and provided to the Trustee at least two Business Days prior to the date such notice of a special record date is to be sent to each Holder. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)The Trustee shall have no responsibility whatsoever for the calculation of any Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or electronic) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, subject to Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

The Company Order shall specify the amount of Notes to be authenticated (including the initial amount of Rule 144A Notes), the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and, if requested by the Trustee, an Officers’ Certificate and an Opinion of Counsel in accordance with and to the extent required under Section 17.06 hereof, and including a statement that the Notes, when authenticated and delivered by the Trustee, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions, assumptions and qualifications; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose the Trustee to personal liability, unless indemnity, pre-funding and/or security satisfactory to the Trustee against such liability is provided to the Trustee.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note, executed manually or electronically by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Prior to the Notes Fungibility Date, upon surrender for registration of transfer of any Rule 144A Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver (subject to Section 2.04), in the name of the designated transferee or transferees, one or more new Rule 144A Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Notes Fungibility Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

Prior to the Notes Fungibility Date, Rule 144A Notes may be exchanged for other Rule 144A Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Rule 144A Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Rule 144A Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Rule 144A Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. Following the Notes Fungibility Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount but not bearing the restrictive legend required by Section 2.05(c), upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay the ADS Depositary’s fees for issuance of the ADSs deliverable upon conversion of the Notes.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee and the Agents shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary and any other registered Holder) of any notice (including any notice of redemption pursuant to Article 16) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee and the Agents shall be entitled to conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

The Trustee and the Agents shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the members of, or participants in, the Depositary or among the beneficial owners in any Global Note(s)) other than, with respect to Physical Notes, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical

Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Ordinary Shares represented thereby) delivered upon conversion of the Notes that are required to bear the legend set forth in Section 2.05(d) and the Ordinary Shares deliverable in lieu of any ADSs deliverable upon conversion of the Notes that are required to be subject to certain transfer restrictions set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Ordinary Shares represented thereby or deliverable in lieu thereof) issued upon conversion thereof, which shall bear the legend or be subject to certain transfer restrictions, in each case, set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF (OR THEREOF) OR OF A BENEFICIAL INTEREST HEREIN (OR THEREIN), THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE

IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF QIFU TECHNOLOGY, INC. (THE “COMPANY”), AND

(2)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the Ordinary Shares represented thereby or in lieu thereof) issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as securities depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, then the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, cancelled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, cancelled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any Agent shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or any other Person for any aspect of the records relating to or payments or delivery of any securities or property to be made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the delivery to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or any other Person (other than the Depositary) of any notice (including any Fundamental Change Repurchase Notice or notice of redemption).

None of the Company, the Trustee or any Agent shall have responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

(d)Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Ordinary Shares represented thereby) issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the Ordinary Shares represented thereby) has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs or the Ordinary Shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE ORDINARY SHARES REPRESENTED BY THESE AMERICAN DEPOSITARY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND ACCORDINGLY, THESE AMERICAN DEPOSITARY SHARES AND THOSE ORDINARY SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF (OR THEREOF) OR OF A BENEFICIAL INTEREST HEREIN (OR THEREIN), THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF QIFU TECHNOLOGY, INC. (THE “COMPANY”), AND

(2)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES, THE ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE NOTES UPON THE CONVERSION OF WHICH THESE SECURITIES WERE ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO

REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THESE AMERICAN DEPOSITARY SHARES OR A BENEFICIAL INTEREST THEREIN.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the ADS Depositary, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

Until the Resale Restriction Termination Date, the Ordinary Shares deliverable in lieu of ADSs upon conversion shall be subject to the same transfer restrictions as described in the legend in this Section 2.05(d) and as imposed by the Hong Kong Share Registrar, unless the Note or such Ordinary Share has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares in lieu thereof have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Hong Kong Share Registrar with written notice thereof to the Note Registrar.

(e)Any Note or ADS (and the Ordinary Shares represented thereby or deliverable in lieu thereof) delivered upon the conversion or exchange of any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate (or a Holder that is an Affiliate of the Company or was an Affiliate of the Company at any time during three months preceding the resale) unless registered under the Securities Act or resold pursuant to Rule 144 under the Securities Act or a successor exemption from the registration requirements of the Securities Act in a transaction that results in such Note or ADS (or Ordinary Shares in lieu thereof), as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08.

(f)Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of a Company Order and of such security, pre-funding and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase (and not withdrawn) in accordance with Article 15 or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Note Registrar (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Note Registrar for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by the Note Registrar. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Paying Agent shall dispose of cancelled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that neither the Trustee nor any Agent shall have any liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the 144A Notes for U.S. federal income tax or securities law purposes, such additional Notes shall have a separate CUSIP, ISIN or other identifying number from the Rule 144A Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and without the consent of, or notice to, the Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes which it repurchases or causes to be repurchased to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08. Apart from these specified repurchases, neither the Company nor its Subsidiaries may acquire Notes except for the purpose of cancellation. None of the Company’s other Affiliates may acquire or hold Notes under any circumstances. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Note Registrar for cancellation in accordance with Section 2.08 and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04.

Section 2.11. Appointment of Authenticating Agent. As long as any Notes remain outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (an “Authenticating Agent”), which shall be authorized to act on behalf of the Trustee to authenticate Notes pursuant to this Indenture. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Such Authenticating Agent shall at all times be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and that has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Article 3

Satisfaction and Discharge

Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate be discharged and cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as reasonably requested by the Company, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Note Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, a Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or other consideration sufficient to pay all of the outstanding Notes and, in each case of clause (i) and (ii), all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article 4

Particular Covenants of the Company

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which will be the Corporate Trust Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (the “Paying Agent”) or for conversion (the “Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that the legal service of process against the Company shall in no circumstances be made at an office or agency of the Trustee or any Agent.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

In acting hereunder and in connection with the Notes, the Paying Agent, Transfer Agent, Conversion Agent, and Note Registrar shall act solely as an agent of the Company or, so long as an Event of Default has occurred and is continuing, of the Trustee, and will not assume any fiduciary duty or relationship of agency or trust for or with any of the beneficial owners or Holder(s).

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall by 10:00 a.m., New York City time one Business Day prior to each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the relevant due date; provided further, that to the extent such deposit is received by the Paying Agent after 10:00 a.m., New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day. The Paying Agent shall not be bound to make any payment until it has received, in immediately available and cleared funds, an amount which shall be sufficient to pay, as applicable, the aggregate amount of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when such principal or interest shall become due and payable. The Paying Agent shall not be responsible or liable for any delay in making the payment if it does not receive funds before 10:00 a.m. one Business Day prior to the payment date. The Company shall procure that, before 10:00a.m.New York City time, on the second Business Day before each payment date, the bank effecting payment for it has confirmed by email or authenticated SWIFT message to the Paying Agent the payment instructions relating to such payment.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable. Upon an Event of Default under Section 6.01(i) or Section 6.01(j) hereof, the Trustee or one of its affiliates shall automatically become the Paying Agent.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, or in satisfaction of its Conversion Obligation with respect to any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable or such Conversion Obligation has become due shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money or property, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money and ADSs remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and ADSs then remaining will be repaid or delivered to the Company.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, change to its jurisdiction of incorporation or change to its corporate organization.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes, any ADSs (or Ordinary Shares in lieu thereof) deliverable upon conversion thereof, if any, or any Ordinary Shares underlying, or in lieu thereof, ADSs deliverable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or the ADSs (or Ordinary Shares in lieu thereof) deliverable upon conversion of such Notes or Ordinary Shares represented thereby, if any, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or ADSs (or Ordinary Shares represented thereby or deliverable in lieu thereof) pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such ADSs (or Ordinary Shares represented thereby or deliverable in lieu thereof) may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or ADSs (or Ordinary Shares represented thereby or deliverable in lieu thereof) in accordance with Rule 144A, as such rule may be amended from time to time.

(b)The Company shall provide to the Trustee within 30 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any applicable grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. If the Notes become convertible into Reference Property consisting in whole or in part of shares of Capital Stock of any parent company of the Company pursuant to Section 14.07 and such parent company provides a full and unconditional guarantee of the Notes, the SEC reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of this Indenture.

(c)Delivery of the information reports and documents described in subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(d)If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the period during which the Notes are not freely tradable, as described in this subsection (d), by Holders other than the Affiliates of the Company (or Holders that were Affiliates of the Company at any time during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes (the “De-legending Deadline Date”), the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)Except as described in this Section 4.06, any Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. In no event shall Additional Interest accrue on any day under the terms of this Indenture (taking any Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e) together with any Additional Interest payable pursuant to Section 6.03) at an annual rate in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

(h)If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee) an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid such Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(i)The accrual of Additional Interest will be the exclusive remedy available to Holders of the Notes for a failure of their Notes to become freely tradable.

(j)Notwithstanding anything to the contrary, Additional Interest on any note for any period on or after the De-legending Deadline Date of such note will accrue, but will not be payable on any Interest Payment Date occurring on or after such De-legending Deadline Date unless (i) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to the Company and the Trustee (with a copy to the Paying Agent, if other than the Trustee), before the Regular Record Date immediately before such Interest Payment Date, a written notice demanding payment of Additional Interest; or (ii) the Company, in its sole and absolute discretion, elects, by sending notice of such election to Holders of the Notes and the Trustee (and the Paying Agent if other than the Trustee) before such Regular Record Date, to pay such Additional Interest on such Interest Payment Date.

Any accrued and unpaid Additional Interest that, in accordance with the provision described in the preceding sentence, is not paid on such Interest Payment Date is referred to as “Deferred Additional Interest,” and without further action by the Company or any other Person, interest will automatically accrue on such Deferred Additional Interest from, and including, such Interest Payment Date at a rate per annum equal to the stated interest rate to, but excluding, the date on which such Deferred Additional Interest, together with interest thereon, is paid. Each reference in this Indenture to any accrued interest (including in the calculations of the Redemption Price and Fundamental Change Repurchase Price for any Note) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon.

Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice as described above or, if earlier, the Company’s election to pay the same), Additional Interest will thereafter not be subject to deferral as described above. In addition, all accrued and unpaid Additional Interest, if any, will be paid on the Interest Payment Date occurring on the Maturity Date of the Notes, and no portion thereof may be deferred.

For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with the provisions described above. Otherwise, such a failure to pay will be subject to Section 6.01(a).

The Company will send notice to the Holder of each Note (with a copy to the Trustee) of the commencement and termination of any period in which Additional Interest accrues on such note, except that no such notice is required in respect of any Additional Interest that is deferred in accordance with the provisions described above.

The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof or if deferred additional interest is accruing on the Notes, and may assume without inquiry that no Additional Interest is payable or has been deferred until written notice of such Additional Interest has been provided to it by the Company.

Section 4.07. Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the

Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of ADSs or any other consideration due on conversion of a Note (together with payments of cash for any Fractional ADS), including any Ordinary Shares deliverable upon conversion of Notes in lieu of such ADSs at a Holder’s election, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) by or within the Cayman Islands, Hong Kong, the PRC or any other jurisdiction in which the Company or any successor to the Company is, for tax purposes, incorporated, organized, resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. The Company will provide the Trustee and the Paying Agent with sufficient information so as to enable the Trustee and the Paying Agent to determine whether or not it is obliged to make such a withholding or deduction. In the event that any such withholding or deduction is so required with respect to any such payments or deliveries (but excluding, for the avoidance of doubt, any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, Ordinary Shares or other consideration, and including, for the avoidance of doubt, any payments of cash for any Fractional ADS or other consideration), the Company or any successor to the Company shall pay to each Holder such additional amounts of cash or ADSs (or additional amounts of Ordinary Shares if such Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion), as applicable (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)for or on account of:

(A)any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1)the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely acquiring or holding such Note, receiving ADSs or Ordinary Shares in lieu thereof or any other consideration due on conversion of a Note (together with payment of cash for any Fractional ADS), or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;

(2)the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Repurchase Price and Fundamental Change Repurchase Price, if applicable) or interest became due and payable pursuant to the terms thereof or was made or duly provided for;

(3)the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, to the extent such Holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; or

(4)the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any excise or similar taxes imposed with respect to a transfer;

(C)any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;

(D)any tax, duty, assessment or other governmental charge that is imposed in connection with any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, Ordinary Shares or other consideration, and including, for the avoidance of doubt, any payment of cash for any Fractional ADS or other consideration;

(E)any tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or any intergovernmental agreement; or

(F)any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C), (D) or (E); or

(ii)with respect to any payment of the principal of (including the Repurchase Price and Fundamental Change Repurchase Price, if applicable) or interest on such Note, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)If the Company becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company shall deliver to the Trustee and the Paying Agent, if other than the Trustee, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment or delivery date, in which case the Company shall notify the Trustee and the Paying Agent promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate shall also set forth any other information reasonably necessary to enable the Paying Agent or the Trustee (on behalf of the Company and subject to receipt of funds from the Company pursuant to the last paragraph in Section 4.04(a)), as the case may be, to pay Additional Amounts to Holders on the relevant payment or delivery date. The Trustee, the Paying Agent and the Conversion Agent shall be entitled to conclusively rely on and accept such Officers’ Certificate as conclusive proof that such payments are necessary. The Company or its successor shall provide the Trustee, the Paying Agent and the Conversion Agent with documentation, as reasonably requested by the Trustee, the Paying Agent and the Conversion Agent, evidencing the payment of Additional Amounts.

(c)Any reference in this Indenture or the Notes in any context the payment of principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.

(d)If the Company or its successor is required to make any deduction or withholding from any payments with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted, or if official tax receipts are not obtainable, an Officers’ Certificate and any other relevant documentation evidencing the payment of any applicable taxes so deducted or withheld or such other documents reasonably satisfactory to the Trustee evidencing the payment of any applicable taxes so deducted or withheld.

(e)The Paying Agent and Trustee shall be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretation thereof.

(f)The Trustee shall have no obligation to determine whether any Additional Amounts are payable under this Indenture, or the amount thereof.

(g)The foregoing obligations shall survive termination or discharge of this Indenture.

Section 4.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default or Event of Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default or Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default if such is then continuing, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture. The Company shall also provide to the Trustee and any Agent (as the case may be), upon written request, information reasonably required by the Trustee or such Agent (as the case may be) to comply with any applicable law; provided, however, that the Company shall not be required to provide any information pursuant to this Section 4.10 to the extent that: (i) any such information is not reasonably available to the Company and cannot be obtained by the Company using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Company constitute a breach of any applicable law, fiduciary duty or duty of confidentiality.

Article 5

Lists of Holders and Reports by the Company and the Trustee

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 1 and

October 1 in each year beginning with October 1, 2025, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6

Defaults and Remedies

Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(b)default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Redemption in accordance with Article 16, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)failure by the Company to issue a Redemption Notice in accordance with Article 16, a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a), a notice in accordance with Section 14.03(g) or a notice of a specified corporate transaction in accordance with Section 14.01(b)(iii) in each case, when due and such failure continues for a period of five Business Days;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)a final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment. Subject to Section 6.03 hereof, if one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and to the Trustee may, and the Trustee at the written request of such Holders accompanied by security, pre-funding and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in this Indenture shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, all agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes plus one percent) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may, on behalf of all Holders of Notes, waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 6.01(f)) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to:

(a)0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 90th day immediately following, and including, the date on which such Event of Default first occurred; and

(b)if such Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including, the date on which such an Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred.

Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). In no event shall Additional Interest accrue on the Notes on any day under this Indenture (taking any Additional Interest payable pursuant to this Section 6.03 together with any Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e)) at an annual rate accruing in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 181st day after such Event of Default (if the Event of Default with respect to the Company’s obligations under Section 4.06(b) is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee acting in its own discretion or at the request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 and subject to indemnity, pre-funding and/or security satisfactory to the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for compensation and properly incurred expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation and properly incurred expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee under Section 7.06 and any payments due to the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time (including, without duplication, any additional interest on such overdue payments pursuant to Section 6.04) plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holders shall have offered to the Trustee such security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee for 60 days after its receipt of such written notice, request and offer of security, pre-funding and/or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein), it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are prejudicial to any other Holders. For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective due dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that the Trustee determines conflicts with law or this Indenture or is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder). The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due or the failure of the Company to comply with its obligation to repurchase any Notes when required by this Indenture that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected, and (y) rescind any resulting acceleration of the Notes and its consequences if (i) the

Trustee has been paid all amounts owing to the Trustee under Section 7.06 hereunder, (ii) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (other than nonpayment of the principal of, and interest, if any, on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and is notified in writing to the Trustee as described in Section 7.01(i), the Trustee shall, within 90 days after it receives such written notice, deliver to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults, or Events of Default notified in writing to the Trustee as described in Section 7.01(i). Except in the case of a Default in the payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee’s board of directors, an executive committee or a committee of Responsible Officers of the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7

Concerning the Trustee

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the case of an Event of Default, of which the Trustee has actual written notice pursuant to clause (i) below, has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if a Default or an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have instructed the Trustee in writing and offered to the Trustee indemnity, pre-funding and/or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee, in each of its capacities, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions or other documents furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions or other documents that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be determined in a non-appealable decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the requisite percentage of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)[Reserved];

(h)in the event that the Trustee or any of its affiliates is also acting as Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or Transfer Agent hereunder, the rights, immunities, privileges, disclaimers from liability and protections (including the right to compensation and indemnity and the rights to resign) afforded to the Trustee pursuant to this Article 7 shall also be afforded to such agents and any other Person employed to act hereunder;

(i)the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder and that no Default or Event of Default or other event which would require repayment of the Notes has occurred. Neither the Trustee nor any Agent shall be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) in the case of the Trustee, a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) a Responsible Officer has received express written notice of such Default or Event of Default which references this Indenture, the Notes and the Company;

(j)the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed in writing by the requisite Holders and is provided with security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction;

(k)notwithstanding any other provision of this Indenture, the Trustee, the Conversion Agent and the Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any tax, if and only to the extent so required by applicable law, in which event the Trustee, the Conversion Agent and the Paying Agent shall make such payment after such deduction or withholding has been made and shall timely remit such taxes to the relevant authority within the time allowed for the amount so deducted or withheld;

(l)in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory; and

(m)none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)the Trustee may consult with counsel or other professional advisors of its selection and require an Opinion of Counsel or other advice (at the Company’s expense) and any advice (including an Opinion of Counsel) of such counsel or other professional advisors shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for supervising or monitoring, or for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar nor any other Agent shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) whether or not foreseeable and irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar or any other Agent;

(h)the Trustee, the Paying Agent, the Conversion Agent, the Note Registrar and any other Agent may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York and may without liability to do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulations; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(i)the Trustee and the Agents may request that the Company deliver Officer’s Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificates may be signed by any Person authorized to sign an Officer’s Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(j)none of the Trustee nor the Agents shall have any contractual obligation under this Indenture to monitor, assist with or ensure any filing of the requisite information and documents with the National Development and Reform Commission of the PRC or its local counterparts (the “NDRC”), compliance with any other obligations of the Company to comply with all applicable PRC laws and regulations in relation to any such filing, or any other filing required by the NDRC or obligation promulgated thereunder from time to time including all obligations under the Administrative Rules for the Rules and Registration of Medium-to Long-Term Foreign Debt of Enterprises（企業中長期外債審核登記管理辦法 which took effect on 10 February 2023 (the “NDRC New Rules”) and its guidance rules in connection therewith as issued by the

NDRC, and any implementation rules, regulations, certificates, circulars or notices in connection therewith as issued by the NDRC from time to time (the “NDRC Circular”) on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with any NDRC filing or any translation or certification thereof or to give notice to the Holders confirming the submission of any NDRC filing or compliance with applicable PRC laws and regulations in relation to any required NDRC filing promulgated thereunder from time to time including all obligations under the NDRC New Rules and NDRC Circular, and shall not be liable to the Holders or the Company for not doing so.

Section 7.03. No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Agent assumes any responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05. Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust or by the Paying Agent or Conversion Agent hereunder need not be segregated from other funds except to the extent required by law. None of the Trustee, the Paying Agent nor the Conversion Agent shall be under any duty to invest, or any liability for interest on any money received by it hereunder. Any funds held by the Paying Agent or the Conversion Agent are held as a banker and shall not be subject to the applicable client money rules.

Section 7.06. Compensation and Expenses of Trustee. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the compensation and the properly incurred expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined in a non-appealable decision in a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its delegates, officers, directors, agents, counsel, employees, successors and assigns) in any capacity under this Indenture and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim (provided that the Company need not pay for settlement of any such claim made without prior notice), damage, liability or expense (including, reasonable legal fees and expenses) (whether arising from third party claims or claims by or against the Company) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents, counsels, employees, successors or assigns, as the case may be, as determined in a non-appealable decision of a court of competent jurisdiction and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of enforcing this Indenture and defending themselves against any claim of liability (including, without limitation, any and all reasonable attorney’s fees and properly incurred expenses) in the process of enforcing this indemnity. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06(a) is payable upon demand by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnification provided in this Section 7.06(a) shall extend to the officers, directors, agents and employees of the Trustee. Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration calculated by reference to the Trustee’s normal hourly rates in force at such time.

The obligations of the Company under this Section 7.06(a) shall survive the satisfaction and discharge of this Indenture and payment of the Notes, the termination of this Indenture and the resignation, replacement or removal or the Trustee.

(b)The Paying Agent, the Transfer Agent the Conversion Agent and the Note Registrar shall each be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse each of the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar for its out-of-pocket expenses (including fees and properly incurred expenses of counsel) incurred by it in connection with the services rendered by it under this Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including fees and properly incurred expenses of counsel) incurred without gross negligence or willful misconduct on its part, as determined in a non-appealable decision of a court of competent jurisdiction, arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar.

Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America and any state thereof or Hong Kong that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that shall have a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Company, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee by giving at least 30 days written notice to the Trustee, and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed (at the expense of the Company) or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date of such application delivered pursuant to Section 17.03), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8

Concerning the Holders

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Transfer Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. Within five days of acquisition of the Notes by any of the above described persons or entities, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled, without liability, to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9

Holders’ Meetings

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may (in its sole and absolute discretion and without any obligation) at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be delivered to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Company to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Trustee or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10

Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Notes for one or more of the following purposes:

(a)to cure any ambiguity, omission, defect or inconsistency;

(b)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11;

(c)to add guarantees or any credit enhancements of similar nature with respect to the Notes;

(d)to secure the Notes;

(e)to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)upon the occurrence of any transaction or event described in Section 14.07(a), to (i)  provide that the Notes are convertible into Reference Property, subject to Section 14.02, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;

(g)to make any change that does not adversely affect the rights of any Holder;

(h)to provide for or confirm the issuance of additional Notes pursuant to the terms of this Indenture;

(i)to comply with the rules of any applicable securities depositary, including the DTC;

(j)to evidence and provide for the acceptance of the appointment of a successor trustee in accordance with this Indenture;

(k)to increase the Conversion Rate of the Notes;

(l)to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum;

(m)to irrevocably elect a Settlement Method and/or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method; provided that such irrevocable election can in no event result in a Specified Dollar Amount of less than US$1,000 per US$1,000 principal amount of Notes applying to the conversion of any Note; or

(n)to make changes as contemplated under Section 14.08.

Upon the written request of the Company, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and an Opinion of Counsel satisfactory to it pursuant to Section 10.05, or (ii) such supplemental indenture affects the Trustee’s own rights, duties, privileges, liablities or immunities under this Indenture or otherwise, in which case the Trustee may in its sole and absolute discretion, but shall not be obliged to, enter into such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law.

Any amendment or supplement authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (including the Notes) or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall, among other things:

(a)reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b)reduce the rate of or change the stated time for payment of interest on any Note;

(c)reduce the principal of or extend the Maturity Date of any Note;

(d)make any change that adversely affects the conversion rights of any Notes;

(e)reduce the Repurchase Price, the Fundamental Change Repurchase Price or the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable in a currency other than U.S. dollars;

(g)change the ranking of the Notes;

(h)impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(i)change the Company’s obligation to pay Additional Amounts on any Note; or

(j)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and an Opinion of Counsel satisfactory to it pursuant to Section 10.05, or (ii) such supplemental indenture affects the Trustee’s own rights, duties, privileges, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its sole and absolute discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, privileges, liabilities and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, prior to the execution of any amendment or supplement pursuant to this Article 10, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture, that all conditions precedent thereto have been satisfied, and that the supplemental indenture or amendment is the valid and binding obligation of the Company enforceable in accordance with its terms, subject to customary assumptions, qualifications and exceptions.

Article 11

Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07); and

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive and be entitled to rely on an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture is the valid and binding obligation of the Successor Company, enforceable against it in accordance with its terms, subject to customary assumptions, qualifications, and exceptions.

Article 12

Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13

Intentionally Omitted

Article 14

Conversion of Notes

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding the 50th Scheduled Trading Day before the Maturity Date under the circumstances and during the period set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after the 50th Scheduled Trading Day before the Maturity Date until the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 16.7475 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). For the avoidance of doubt, “Conversion Rate” as of a particular date without setting forth a particular time on such date shall mean the Conversion Rate immediately after the close of business on such date.

(b)

(i)Prior to the close of business on the Business Day immediately preceding the 50th Scheduled Trading Day before the Maturity Date, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of Notes, as determined following a written request by a Holder in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes) unless a Holder of at least US$2,000,000 aggregate principal amount of notes provides the Company with reasonable evidence that the Trading Price per US$1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per US$1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects, and the Company will direct those securities dealers to provide bids to the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per US$1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per US$1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate for such date, the Company shall so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee), and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids again until a new Holder request is made as provided above. Neither the Trustee nor any of the Agents shall have any duty to appoint or monitor the Bid Solicitation Agent, or any duty to determine or verify whether any of the conditions to conversion have been satisfied.

(ii)If the Company elects to:

(A)issue to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Ordinary Shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this Section 14.01(b)(ii)(A) upon their separation from the Ordinary Shares or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per share that is less than the average of the Last Reported Sale Prices of the ADSs, divided by the number of Ordinary Shares then represented by one ADS, for the 10 consecutive Trading Day period ending on, and including, the

Trading Day immediately preceding the date of announcement of such issuance; or

(B)distribute to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution, divided by (ii) the number of Ordinary Shares then represented by one ADS, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time from, and including, the date the Company provides such notice until the earlier of (1) the close of business on the Scheduled Trading Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place (such period, the “Distribution Conversion Period”), in each case, even if the Notes are not otherwise convertible at such time.

(iii)If (1) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding the 50th Scheduled Trading Day before the Maturity Date, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (2) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding the 50th Scheduled Trading Day before the Maturity Date, in each case, pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the actual effective date of such transaction until 35 Business Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the date the Company publicly announces such transaction. If the Company does not provide such notice by the effective date of such transaction, then the last day on which the Notes are convertible shall be extended by the number of Business Days from, and including, the effective date thereof to, but excluding, the date the Company provides the notice.

(iv)Prior to the close of business on the Business Day immediately preceding the 50th Scheduled Trading Day before the Maturity Date, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2025 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading

Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after June 30, 2025 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing if the Notes become convertible in accordance with this clause (iv).

(v)If the Company calls any or all of the Notes for a redemption pursuant to Article 16 prior to the 50th Scheduled Trading Day immediately prior to the Maturity Date, then a Holder may surrender any or all of its Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of the Company’s delivery of the Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder may convert any or all of its Notes called for redemption until the Redemption Price has been paid or duly provided for.

If the Company calls the Notes for Redemption, a Holder may convert all or any portion of such Holder’s Notes called for Redemption from, and including, the date of the related Redemption Notice until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (any such period, a “Redemption Period”), unless the Company fails to pay the related Redemption Price (in which case a Holder may convert such Holder’s Notes called for Redemption until the related Redemption Price has been paid or duly provided for).

Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a)Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, in cash only (“Cash Settlement”) or cash per US$1,000 principal amount of the Notes being converted and pay or deliver, as the case may be, cash, and, if applicable, ADSs, in each case at the Company’s election, in respect of the remainder, if any, of its Conversion Obligation in excess of the US$1,000 principal amount of the Notes being converted, together with cash, if applicable, in lieu of delivering any fractional ADS (“Fractional ADS”) in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, subject to the Holder’s election to receive Ordinary Shares in lieu of such ADSs, as set forth in this Section 14.02.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after the 50th Scheduled Trading Day immediately preceding the Maturity Date will be settled using the same Settlement Method.

(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after the 50th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)If the Company elects a Settlement Method, the Company will deliver a written notice to Holders so converting, the Trustee and the Conversion Agent (if other than the Trustee) of the Settlement Method so elected no later than the close of business on the Trading Day immediately following the related Conversion Date (or in the case of any conversions for which the relevant Conversion Date occurs (i) during the related Redemption Period, in the relevant Redemption Notice or (ii) on or after the 50th Scheduled Trading Day before the Maturity Date, no later than the 50th Scheduled Trading Day before the Maturity Date) (in each case, the “Settlement Method Election Deadline”). If the Company does not timely elect a Settlement Method as described in this Section 14.01(b)(iii), the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount of US$1,000 per US$1,000 principal amount of Notes (such settlement method shall be the “Default Settlement Method” initially elected by the Company).

(iv)By written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to the 50th Scheduled Trading Day immediately preceding the Maturity Date, at its option, change the Default Settlement Method or elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect in each case, that will apply to all Note conversions with a Conversion Date that is on or after the date the Company sends such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per US$1,000 principal amount of Notes at or above a specified amount, the Company shall, after the date of such change or election, as the case may be, notify Holders converting their Notes, the Trustee and the Conversion Agent in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions, or, if the Company does not timely notify the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the change or election notice. If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method, then the Company shall concurrently with providing notice to all Holders, the Trustee and the Conversion Agent (if other than the Trustee) either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with or furnished to the Commission. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to this Section 14.02. For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(n). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.

(v)Subject to Section 14.03 and Section 14.04, the cash or a combination of cash and ADSs, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(B)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period (and cash in lieu of any Fractional ADSs).

(vi)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any Fractional ADS, the Company shall notify the Trustee and the Conversion Agent in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering Fractional ADSs. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination or the distribution of such cash payable in lieu of Fractional ADSs.

(vii)When converting the Notes, the Holders may elect to receive Ordinary Shares listed on the Hong Kong Stock Exchange in lieu of any ADSs deliverable upon conversion by specifying in the relevant Notice of Conversion such election, provided that such election shall apply to all (but not part) of the ADSs deliverable upon conversion and the Holders make the Non-affiliate Representation in the Notice of Conversion. If a Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, and the Company elects (or is deemed to have elected) to settle the relevant Conversion Obligation by Combination Settlement, in addition to any cash payment otherwise due upon such conversion pursuant to this Section 14.02, the Company shall register in the Hong Kong Share Register the Person or Persons designated in the Notice of Conversion as holder of such number of Ordinary Shares equal to, in the case of a Combination Settlement, for each of the 40 consecutive Trading Days during the related Observation Period, the number of ADSs deliverable upon conversion as described in the definition of “Daily Settlement Amount” (without taking into account any Fractional ADS) in respect of such Trading Day multiplied by the number of Ordinary Shares then represented by one ADS as of the same time as the applicable Conversion Rate for such Trading Day. If the Holder is unable to make the Non-affiliate Representation as of the Conversion Date, the Holder may not elect to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion. If the Holder has requested to receive Ordinary Shares in the Notice of Conversion and made the Non-affiliate Representation, to the extent permitted under applicable law and the rules and procedures of CCASS, the Company shall take all necessary action to enable the Ordinary Shares, if any, deliverable to such Holder, in settlement upon conversion to be delivered to such Holder’s designated Hong Kong stock account in CCASS for so long as the Ordinary Shares are listed on the Hong Kong Stock Exchange; provided that, if such Holder elects in the Notice of Conversion to receive Ordinary Shares outside of CCASS if the restrictive legend on the Notes has not been removed prior to the Conversion Date, the Company shall make share certificate or certificates representing such number of Ordinary Shares available for collection at the office of the Hong Kong Share Registrar or, if so requested in the relevant Notice of Conversion, cause the Hong Kong Share Registrar to mail (at the risk, and, if sent at the Holder’s request otherwise than by ordinary mail, at the expense, of the Person to whom such certificate or certificates are sent) such certificate or certificates to the Person and at the place specified in the Notice of Conversion.

(viii)Any ADSs deliverable upon conversion of the Notes and any Ordinary Shares represented thereby will, prior to the Resale Restriction Termination Date, bear a restrictive legend as set forth in Section 2.05(d). Any Ordinary Shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in Section 2.05(d) and as imposed by the Hong Kong Share Registrar, and cannot be deposited into CCASS until such restrictions are removed. After removal of such restrictions on transfer and resale, any Ordinary Shares deliverable upon conversion of the Notes, if any, will be fully fungible with the Ordinary Shares listed on the Hong Kong Stock Exchange. The Company further covenants that it, at its cost, will obtain approval to list, subject to official notice of issuance upon conversion of the Notes, such Ordinary Shares on the Hong Kong Stock Exchange and register the Person or Persons designated in the Notice of Conversion in the Hong Kong Share Register as the holder of the Ordinary Shares in order to facilitate their listing and trading on the Hong Kong Stock Exchange.

(ix)Pursuant to the terms of the Deposit Agreement and the Restricted Issuance Agreement, the ADS Depositary will accept the surrender of any Restricted Conversion ADSs (as defined in the Restricted Issuance Agreement) issued upon conversion of the Notes for the purpose of Restricted ADS cancellation and withdrawal of the Ordinary Shares represented thereby, subject to receipt by the ADS Depositary of (x) the applicable Withdrawal Certification in the form set out in the Restricted Issuance Agreement, and (y) the applicable fees for cancellation of Restricted ADSs and withdrawal of the Ordinary Shares. Restricted ADS cancellations are permitted, but only for withdrawal of the Ordinary Shares registered on the Principal Share Register and are subject to Withdrawal Certification requirements set out in the Restricted Issuance

Agreement. Upon cancellation of Restricted ADSs, the ADS Depositary will arrange for delivery of the corresponding Ordinary Shares to the Holder’s order only on the Principal Share Register.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, unless such Holder intends to elect to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion if applicable, comply with the procedures of the Depositary in effect at that time, the procedures agreed between the Company and the ADS Depositary with respect to any ADSs issued upon conversion of the Notes prior to the Resale Restriction Termination Date (including, without limitation, delivery of the notice as set forth in the Form of Notice of Conversion (or an electronic copy thereof) (a “Notice of Conversion”) as attached hereto and of delivery orders) and (2) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and (ii) in the case of a Physical Note (1) complete and manually sign the Notice of Conversion on the back of the Note, or an electronic copy of the Notice of Conversion, including (x) if applicable, and provided that such Holder makes to the Company the Non-affiliate Representation, its election to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion and (y) if such Holder prefers to receive the Ordinary Shares through the CCASS after the Resale Restriction Termination Date, the Holder’s stock account in CCASS; (2) deliver the duly completed irrevocable Notice of Conversion to the Conversion Agent at the office of the Conversion Agent, the Company and, unless the Holder has elected to receive Ordinary Shares in lieu of ADSs, the ADS Depositary, and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, and, including (x) if applicable, provided that the Holder makes to the Company the Non-affiliate Representation, the Holder’s election to receiving Ordinary Shares in lieu of any ADSs deliverable upon conversion and, (y) if the Holder prefers to receive the Ordinary Shares through CCASS after the Resale Restriction Termination Date, its Hong Kong stock account in CCASS, and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for conversion thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03, except to the extent that the Company fails to pay the Repurchase Price or Fundamental Change Repurchase Price, as applicable. A Notice of Conversion shall be deposited in duplicate at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 3:00 p.m. at the location of the Conversion Agent to which such Notice of Conversion is delivered. Any Notice of Conversion and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 3:00 p.m. on the next Business Day.

By converting a beneficial interest in a Global Note into ADSs, the Holder is deemed to represent to the Company and the ADS Depositary that such Holder is not an “affiliate” (as defined in Rule 144) of the Company and has not been an “affiliate” of the Company during the three months immediately preceding the Conversion Date (such representation, the “Non-affiliate Representation”).

Subject to the terms of the legends (if any) on the Notes, if a Holder holds a beneficial interest in a Global Note and (provided that the Holder makes to the Company the Non-affiliate Representation) such Holder intends to elect to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, to convert such Holder must (1) complete and manually sign the Notice of Conversion, including, (x) if applicable and provided that the Holder makes to the Company the Non-affiliate Representation, the Holder’s election to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion and (y) if the Holder prefers to receive the Ordinary Shares through the CCASS after the Resale Restriction Termination Date, the Holder’s stock account in CCASS, (2) deliver the duly completed Notice of Conversion, which is irrevocable, to the Conversion Agent and the Company and deliver the Notes being converted to the Trustee through the “Deposit/Withdrawal of Custodian” (DWAC) service of the DTC or by another transfer method as may be directed by the Trustee; (3) if required, furnish appropriate endorsements and transfer documents; and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. None of the Trustee or any Agent shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs to Holders who elect to convert their Notes.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in subsection (b) above (the “Conversion Date”). The Company shall pay or deliver the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the last Trading Day of the relevant Observation Period, except in the following cases: (i) as set forth in Section 14.03(b) and Section 14.07(a) and (ii) if a Conversion Date occurs during a Redemption Period, the Company will make such payment or delivery on the related Redemption Date. Notwithstanding the foregoing, if a Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company shall deliver the Ordinary Shares due in respect of conversion on the fifth Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For purposes of this subsection (c) and also with respect to any delivery of Conversion Consideration due upon a conversion with a Conversion Date prior to the 50th Scheduled Trading Day before the Maturity Date which is not subject to any of the exceptions listed in clauses (i) and (ii) above, a “Business Day” shall exclude days on which banking institutions in Hong Kong are authorized or obligated by law or executive order to close. The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)In case any Note shall be surrendered for partial conversion, the Company shall execute and instruct the Trustee by a Company Order to authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto) due on the delivery of the ADSs upon conversion of the Notes (including due on the issuance of the Ordinary Shares underlying the ADSs or deliverable in lieu of such ADSs), except to the extent the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax to such extent. The Company may refuse to deliver the certificates representing the ADSs (or the Ordinary Shares) being issued in a name other than the Holder’s name until the Company or the ADS Depositary receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company shall pay the ADS Depositary’s fees for issuance of the ADSs (if any) deliverable upon conversion and, in the circumstances set forth in Section 14.02(a)(ix), the cancellation fee applicable pursuant to the terms of the Deposit Agreement upon withdrawal of the ADSs received upon conversion. The Company shall pay all the charges of the Hong Kong Share Registrar in connection with issuance of any and all Ordinary Shares deliverable upon conversion (whether underlying the ADSs deliverable upon conversion, if any, or deliverable in lieu of such ADSs).

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below and the Company will not adjust the Conversion Rate for any accrued and unpaid interest on the Notes. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs (or Ordinary Shares in lieu thereof), accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Scheduled Trading Day immediately succeeding the first Business Day following such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Scheduled Trading Day immediately succeeding the first Business Day following such Interest Payment Date); or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(i)The Person in whose name the certificate for any ADSs (or Ordinary Shares in lieu thereof) shall be delivered upon conversion is registered shall be treated by the Company as a holder of record of such ADSs (or Ordinary Shares) as of the close of business on the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)Regardless of whether a Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company shall not issue any Fractional ADS upon conversion of the Notes and shall instead pay cash in lieu of any Fractional ADS deliverable upon conversion based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders and the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole

Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date. Neither the Trustee nor the Paying Agent nor the Conversion Agent shall be required to take any steps to ascertain whether Make-Whole Fundamental Change or any event which could lead to the occurrence of a Make-Whole Fundamental Change has occurred and shall not be liable to any person for any failure to do so.

(b)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Conversion Obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c)The number of Additional ADSs, if any, by which the Conversion Rate shall be increased, shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

	ADS price
Effective Date	$44.23	$50.00	$55.00	$59.71	$80.00	$100.00	$125.00	$150.00	$175.00	$200.00	$225.00
March 27, 2025	5.8615	4.4200	3.5047	2.8419	1.2379	0.5829	0.2303	0.0829	0.0214	0.0011	0.0000
April 1, 2026	5.8615	4.4200	3.5047	2.7970	1.1374	0.5009	0.1798	0.0557	0.0097	0.0000	0.0000
April 1, 2027	5.8615	4.4082	3.3405	2.5971	0.9535	0.3802	0.1162	0.0262	0.0009	0.0000	0.0000
April 1, 2028	5.8615	3.8718	2.8893	2.2035	0.7134	0.2385	0.0515	0.0037	0.0000	0.0000	0.0000
April 1, 2029	5.8615	3.6376	2.5224	1.7774	0.3816	0.0763	0.0029	0.0000	0.0000	0.0000	0.0000
April 1, 2030	5.8615	3.2525	1.4343	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)if the ADS Price is greater than US$225 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)if the ADS Price is less than US$44.23 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 22.6090 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.

(g)If the Holder elects to convert its Notes in connection with a Redemption Notice pursuant to Article 16, the Conversion Rate shall be increased by a number of Additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02.

A conversion shall be deemed to be “in connection with” a Redemption Notice pursuant to Article 16 if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the date the Company provides the related Redemption Notice to Holders until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price). In the event that a conversion of Notes called for redemption in connection with Article 16 would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice or the effective date of the applicable Make-Whole Fundamental Change, and any later event will be deemed not to have occurred for purposes of this Section 14.03.

Simultaneously with providing such Redemption Notice to the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee), the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The number of Additional ADSs by which the Conversion Rate will be increased in the event the Company elects to redeem the Notes pursuant to Article 16 will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS price” as specified in clause (c) above. For this purpose, the date on which the Company delivers notice of redemption is the “Redemption Reference Date,” and the average of the Last Reported Sale Prices of the ADSs over the five Trading Day immediately preceding the date the Company delivers such notice of redemption is the “Redemption Reference Price.”

In the event that a conversion during the Redemption Period would also be deemed to be a conversion in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the earliest date of the applicable Redemption Notice and the Effective Date of any applicable Make-Whole Fundamental Change, and the later event(s) will be deemed not to have occurred for purposes of this Section with respect to such conversion.

Section 14.04. Adjustment of Conversion Rate. If the number of Ordinary Shares represented by the ADSs is changed after the date of this Indenture for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights described in clause (b) below entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee, the Conversion Agent nor any of the other Agents shall have any responsibility to monitor or verify the accuracy of any calculation of any adjustment to the Conversion Rate and all of which shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly in writing to the Holders, the Trustee, the Paying Agent and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)If the Company exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or combination); and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=

the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). To the extent such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such issuance been made on the basis of only the rights, options or warrants, if any, actually issued.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) rights issued or otherwise distributed pursuant to a stockholder rights plan as described in Section 14.12, (ii) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iv) distributions of Reference Property in exchange for or upon conversion of the Company’s Ordinary Shares in a transaction set forth in Section 14.07, (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”) and (vi) a tender offer or an exchange offer of the Ordinary Shares as to which the provisions set forth in Section 14.04(e) shall apply, then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for the ADSs for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such distribution. If such distribution is not so paid or made in full, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually paid or made. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c), where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (other than solely pursuant to (x) the distribution of Reference Property in exchange for or upon conversion of Ordinary Shares in a transaction set forth in Section 14.07 or (y) a tender offer or an exchange offer for the Ordinary Shares as to which the provisions set forth in Section 14.04(e) shall apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the portion of this Section 14.04(c) shall be deemed replaced with such lesser number of Trading Days as have elapsed between (and including, in each case) the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

If any distribution in a Spin-Off is declared but not paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only such amount of such distribution actually paid or made, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.12), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=

the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) (for the avoidance of doubt, without giving effect to any applicable fees and expenses payable to, or withheld by, the ADS Depositary with respect to such distribution).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the Tender / Exchange Offer Consideration (as defined below) per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) in good faith and as of the time of such tender or exchange offer expires (the “Tender / Exchange Offer Consideration”) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in the portion of this Section 14.04(e) with respect to the 10th Trading Day or 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. For the avoidance of doubt, no adjustment under this Section 14.04(e) will be made if such adjustment would result in a decrease in the Conversion Rate (other than, for the avoidance of doubt, any readjustment described in the immediately succeeding paragraph).

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of the Ordinary Shares (directly or in the form of ADSs) in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Ordinary Shares (directly or in the form of ADSs), if any, actually made, and not rescinded, in such tender or exchange offer.

Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the ADSs (or Ordinary Shares if such Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion) as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADSs (or Ordinary Shares if such Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon Conversion) on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(f)[Reserved]

(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)With respect to any dividend, distribution or other transaction or event in which holders of the ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which the ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, if the record date for the Ordinary Shares does not fall on the same day as the Record Date for the ADSs, and a Holder elects to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion, the Company will make adjustments that the Board of Directors determines in good faith are appropriate to entitle such holders to receive such cash, securities or other property.

(i)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the

Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii)upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)upon the repurchase of any Ordinary Shares pursuant to an open-market share purchase program or other buy-back transaction, including derivative transactions or any other buy-back transaction that is not a tender offer or exchange offer of the kind described in clause (e) of this Section 14.04 above;

(iv)upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued (other than an adjustment pursuant to the provisions described in Section 14.04(c) in connection with the separation of rights under the Company’s existing stockholder rights plan);

(v)solely for a change in the par value of the Ordinary Shares or ADSs; or

(vi)for accrued and unpaid interest, if any.

(k)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(l)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and such Officer’s Certificate shall be conclusive evidence of the accuracy of such adjustment absent manifest error. Unless and until a Responsible Officer of the Trustee (and the Conversion Agent if not the Trustee) shall have received such Officers’ Certificate, the Trustee (and the Conversion Agent if not the Trustee) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein.

(m)For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(n)For purposes of this Section 14.04, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(o)The Trustee and the Agents are under no obligation to perform, monitor or verify the calculations required pursuant to this Section 14.04 and shall be entitled to rely conclusively and without liability upon the accuracy of the Company’s and/or the Bid Solicitation Agent’s calculations without independent verification. Neither the Trustee nor the Conversion Agent shall be under any duty (i) to monitor or ascertain whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Rate or (ii) to make any calculation (or verification thereof) in connection with the Conversion Rate, with respect to the notice of adjustment of the Conversion Rate, with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the such adjustment. None of the Trustee or the Conversion Agent will be responsible to Holders for any loss arising from any failure by the Company and/or the Bid Solicitation Agent to perform, monitor or verify the calculations required pursuant to this Section 14.04. The Trustee and the Conversion Agent may assume, unless notified in writing to the contrary, that no event or circumstance has occurred which may require an adjustment to be made to the Conversion Rate pursuant to this Section 14.04. Neither the Trustee nor any Agents shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs or Ordinary Shares to the converting Holder.

Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Value, the Daily Settlement Amounts or the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of a Cleanup Redemption or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments in good faith to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or ADS Prices or Redemption Reference Prices are to be calculated.

Section 14.06. Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Ordinary Shares, all such Notes would be converted by a single Holder and that Combination Settlement were applicable).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)In the case of:

(i)any recapitalization, reclassification or change of the ADSs or the Ordinary Shares (other than changes resulting from a subdivision or combination and changes in the par value or from par value to no par value (or vice versa)),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)any statutory share exchange,

in each case, as a result of which the ADSs or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event, (i) the Company will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes in accordance with Section 14.02 and (ii) (x) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 will continue to be payable in cash, (y) any ADSs (or Ordinary Shares in lieu thereof) that would have been required to be delivered upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event (such amount and type of Reference Property per one ADS, without giving effect to any arrangement not to issue or deliver a fractional portion of any Reference Property, a “Reference Property Unit”) and (z) the Daily VWAP will be calculated based on the value of a Reference Property Unit that a holder of one ADS would have received in such Merger Event.

If the Merger Event causes the ADSs or the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. For purposes of provisions under Article 16, each reference to any number of Ordinary Shares in such provisions (or any related definitions) shall instead be deemed to be a reference to the same number of Reference Property Units. For purposes of the “Record Date” definition, the term “Ordinary Shares” shall be deemed to refer to any class of securities forming part of the Reference Property. The “Last Reported Sale Price” of any Reference Property Unit or a portion thereof, as applicable, shall be determined by the Company in good faith and in a commercially reasonable manner (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the holders of Ordinary Shares receive only cash in such transaction, then for all conversions with a Conversion Date that occurs on or after the effective date of such transaction, the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased as described under Section 14.03(g)), multiplied by the price paid per Ordinary Share in such transaction and multiplied by the number of Ordinary Shares represented by one ADS as of the closing of such transaction. The Company will provide written notification of such transaction to Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the second Business Day after the effective date of such transaction (unless such transaction constitutes a Make-Whole Fundamental Change, in which case the notice period as set forth under Section 14.03(a) shall apply instead to such transaction).

Such supplemental indenture described in the second immediately preceding paragraph shall (i) provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interest of the Holders and to give effect to the provision described in this Section 14.07. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 15.01, as the Board of Directors shall in good faith consider necessary by reason of the foregoing. The Company shall, as soon as reasonably practicable after the effective date of such Merger Event, post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with or furnished to the Commission.

(b)[Reserved]

(c)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash or a combination of cash and ADSs (or Ordinary Shares in lieu thereof), as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08. Amendment upon ADS Delisting or Unavailability of ADS Facility. (a) If (i) a Fundamental Change described in clause (d) of the definition thereof has occurred and the Ordinary Shares are listed and traded on a Permitted Exchange on the effective date of such Fundamental Change, or (ii) the Ordinary Shares cease to be represented by American depositary shares issued under a depositary receipt program sponsored by the Company and the Ordinary Shares at that time are listed and traded on any U.S. Exchange or Permitted Exchange (each, an “Amendment Event”), then, on and after the effective date of an Amendment Event, Section 14.07 shall be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Ordinary Shares and other property, if any, represented by the ADSs on the effective date of such Amendment Event; provided that the supplemental indenture required therein to reflect the replacement of the ADSs with the Ordinary Shares and other property, if any, shall be executed no later than five Business Days after the effective date of such Amendment Event and, in addition to the amendments described under Section 14.07, the supplemental indenture shall provide that:

(i)each reference herein to the ADSs related to the terms of the Notes shall be replaced by a reference to the number of Ordinary Shares and other property, if any, represented by the ADSs on the effective date of such Amendment Event;

(ii)all references to the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the ADSs shall be replaced by the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the Ordinary Shares, respectively, as customarily defined for securities traded on the Relevant Exchange;

(iii)if a Fundamental Change described in clause (d) of the definition thereof has occurred, references to “any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors)” in the definition of “Fundamental Change” shall be replaced by such Relevant Exchange (or its successor);

(iv)other appropriate adjustments, including adjustments to the Conversion Rate and anti-dilution adjustment as contemplated by Section 14.04, shall be made to reflect such Amendment Event; and

(v)other provisions that the Board of Directors reasonably determines are appropriate shall be made to preserve the economic interests of the Holders and to give effect to the provisions described above.

(b)In making any amendment to the terms or definitions relating to trading and listing of Ordinary Shares, including, but not limited to, “Last Reported Sale Price,” “Daily VWAP,” “Trading Day” and “Fundamental Change,” the relevant exchange on which Ordinary Shares are listed are traded for purpose of such terms and definition (the “Relevant Exchange”) will be deemed to be:

(i)if the Ordinary Shares at that time are listed on an U.S. Exchange, such U.S. Exchange;

(ii)if the Ordinary Shares at that time are not listed on any U.S. Exchange but are listed on a Permitted Exchange, such Permitted Exchange; provided that if the Ordinary Shares at that time are listed on more than one Permitted Exchanges, the Permitted Exchange that is the primary stock exchange for the Ordinary Shares, provided further that if the Ordinary Shares at that time are listed on more than one Permitted Exchange that is a primary stock exchange for the Ordinary Shares, the primary stock exchange where there is highest trading volume of the Ordinary Shares at the time of the amendment.

(c)In making such amendments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination as the Board of Directors determines in good faith will apply.

(d)For the avoidance of doubt, such amendments described under this Section 14.08 shall not affect the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Section 15.02.

(e)The Company shall notify Holders and the Conversion Agent (if other than the Trustee) in writing as promptly as reasonably practicable following the date the Company executes such supplemental indenture as contemplated by this Section 14.08 and shall substantially concurrently with such notice either post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with or furnished to the Commission.

Section 14.09. Certain Covenants. (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.

(d)The Company further covenants to take all actions and obtain all approvals and registrations required with respect to (i) the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs and (ii) issuance and delivery of Ordinary Shares in lieu of any ADSs deliverable upon conversion at a

Holder’s election. The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs for issuance thereunder and an adequate number of Ordinary Shares such that ADSs and Ordinary Shares can be delivered upon conversion of the Notes, if any, in accordance with the terms of this Indenture, the Notes and the Deposit Agreement upon conversion of the Notes. In addition, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request.

(e)The Company has reserved and shall keep available at all times a sufficient number of Ordinary Shares for the purpose of enabling the Company to satisfy its obligation to deliver Ordinary Shares (including in the form of ADSs) upon conversion of the Notes.

Section 14.10. Responsibility of Trustee.

(a)The parties agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing. Neither the Trustee nor any Agent shall be responsible for determining or verifying whether any event contemplated by Section 14.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent, the notices referred to in Section 14.01 with respect to the commencement or termination of such conversion rights. Neither the Trustee nor any other Agent shall have any obligation to (i) perform, monitor or verify the calculations (or the method employed) required pursuant to this Article 14and shall be entitled to rely conclusively and without liability upon the accuracy of the Company’s and/or the Bid Solicitation Agent’s calculations without independent verification, (ii) determine or verify whether the Notes may be surrendered for conversion pursuant to this Indenture or (iii) notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture. None of the Trustee or the Conversion Agent will be responsible to Holders for any loss arising from any failure by the Company and/or the Bid Solicitation Agent to perform, monitor or verify the calculations required pursuant to this Article 14.

(b)The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

(c)Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash)

receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.11. Notice to Holders Prior to Certain Actions. In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.12;

(b)Merger Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.12. Stockholder Rights Plans. If, at the time of any conversion, the Company has a stockholder rights plan in effect upon conversion of the Notes, holders of each ADS (or Ordinary Shares in lieu thereof) delivered upon such conversion, if any, shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying, delivered in lieu of, such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying, or delivered in lieu of, the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13. Exchange In Lieu Of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent in writing to deliver, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay, deliver and/or cause to deliver, as the case may be, in exchange for such Notes, the cash, or a combination of cash and ADSs (or Ordinary Shares in lieu thereof), as applicable, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)Any Notes exchanged by the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay, deliver and/or cause to deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

(d)The Company will cooperate with the Conversion Agent to cause such Notes to be delivered to the Designated Financial Institution(s) and the Conversion Agent will be entitled to receive and conclusively rely upon the Company’s instructions in connection with effecting any Exchange Election and will have no liability in respect of such Exchange Election outside of its control.

Article 15

Repurchase of Notes at Option of Holders

Section 15.01. Repurchase at Option of Holders

(a)Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on April 3, 2028 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of US$1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders submitting the Notes for repurchase on the Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall deliver a notice (the “Company Notice”) to the Trustee or other Agent appointed for such purpose, to the Paying Agent, to the Conversion Agent if other than the Trustee and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a Form of Repurchase Notice to be completed by a holder and shall state:

(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)the Repurchase Price;

(iii)the Repurchase Date;

(iv)the name and address of the Trustee, the Paying Agent and the Conversion Agent, or any agent appointed for the repurchase, if applicable;

(v)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(vi)that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s prior written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(A)delivery to the Company and the Trustee (or any other Agent appointed for such purpose) by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Scheduled Trading Day immediately preceding the Repurchase Date; and

(B)delivery of the Notes, if the Notes are Physical Notes, to the Trustee at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent or other Agent appointed for such purpose, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company and the Trustee (or any other Agent appointed for such purpose) the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Agent appointed for such purpose in accordance with Section 15.03.

The Trustee shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(b)Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Agent appointed for such purpose will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company to the Holders of the Notes, the Trustee, the Paying Agent or other Agent appointed for such purpose as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on the Interest Payment Date the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Trustee, the Conversion Agent, Paying Agent or any other Agent appointed for such purpose shall have no responsibility to determine, calculate or verify the Fundamental Change Repurchase Price. The Trustee, the Conversion Agent, the Paying Agent or any other Agent appointed for such purpose shall not be required to take any steps to ascertain whether a Fundamental Change or any event which could lead to the occurrence of a Fundamental Change has occurred and shall not be liable to any person for any failure to do so.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent (or any other Agent appointed for such purpose) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case on or before the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent (or any other Agent appointed for such purpose) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent (or any other Agent appointed for such purpose) the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company, the Trustee and the Paying Agent (or any other Agent appointed for such purpose) in accordance with Section 15.03.

The Trustee and the Paying Agent (or any other Agent appointed for such purpose) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a Repurchase Notice in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(c)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee, the Paying Agent and the Conversion Agent or any other Agent appointed for such purpose a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change and whether such transaction or event is also a Make-Whole Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Trustee, the Paying Agent and the Conversion Agent, or any other Agent appointed for the repurchase, if applicable;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of such Fundamental Change if it is a Make-Whole Fundamental Change;

(viii)if applicable, that the Notes with respect to which a Repurchase Notice or a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice or the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee no later than two Business Days (or such shorter period as is acceptable to the Trustee) prior to the date the Fundamental Change Company Notice is to be sent.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Trustee or other Agent appointed for such purpose will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Corporate Trust Office and the Paying Agent (or any other Agent appointed for such purpose) in accordance with this Section 15.03 at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Repurchase Date or prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be US$1,000 or an integral multiple thereof,

(ii)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent (or other Agent appointed for such purpose), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee and the Paying Agent (or any other Agent appointed for such purpose), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by a wire transfer of immediately available funds in the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made of immediately available funds to the account of the Depositary or its nominee. The Paying Agent (or other Agent appointed for such purpose) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent (or other Agent appointed for such purpose) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Note Registrar) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and the right of the Holder on the applicable Regular Record Date to receive previously accrued and unpaid interest, if any, upon delivery or transfer of the Notes to the extent not included in the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).

(c)Upon surrender of a certificated Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and instruct the Trustee, upon receipt of a Company Order, to authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or other required schedule under the Exchange Act; and

(c)otherwise comply with (x) all applicable federal and state securities laws and (y) other laws and regulations applicable to the Company due to its Ordinary Shares being listed on a Permitted Exchange in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth above in this Section 15.05 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company will continue to be obligated to (i) deliver the applicable Fundamental Change notice to the holders (which Fundamental Change notice will state that such third party will make such an offer to purchase the Notes), (ii) comply with applicable securities laws as set forth in this Section 15.05 in connection with any such purchase and (iii) pay the applicable

Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

Notwithstanding anything to the contrary in this Indenture, to the extent that the provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article 16

Redemption

Section 16.01. Tax Redemption. If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts that are more than a de minimis amount, as a result of:

(a)any change or amendment that is publicly announced and that becomes effective on or after March 25, 2025 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(b)any change that is publicly announced and that becomes effective on or after March 25, 2025 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) at a “Tax Redemption Price” equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including the date on which the Notes are redeemed (the “Tax Redemption Date”), including, for the avoidance of doubt, any Additional Amounts then due or that will become due on the Tax Redemption Date with respect to such Redemption Price; provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officers’ Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts (such redemption, “Tax Redemption”).

Notwithstanding anything to the contrary in this Article 16, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax and any other tax collected at a source at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax law.

If the Tax Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Tax Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price. The Company may not specify a Tax Redemption Date that falls on or after the 50th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall, upon five Business Days’ notice, notify the Trustee and the Paying Agent in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest shall be paid at the time the Company provides notice of such redemption.

The Company shall give Holders of Notes (with a copy to the Trustee and, in the case of Global Notes, DTC) not less than 50 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (the “Tax Redemption Notice”) prior to the Redemption Date. Simultaneously with providing such notice, which will include the Tax Redemption Price, the Tax Redemption Date and the Settlement Method that will apply to all conversions during the related Redemption Period and the applicable Conversion Rate determined pursuant to Section 14.03(g), the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Redemption Date must be a Business Day and cannot fall after the Maturity Date.

At the Company’s prior written request, the Trustee shall give the Tax Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business two Business Days prior to the date the Tax Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate and a Company Order requesting that the Trustee give such Tax Redemption Notice together with the final form of the Tax Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Tax Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Tax Redemption of any other Note.

Upon receiving such notice of redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether of interest or payment upon required repurchase, maturity or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price). Subject to the applicable procedures of DTC, all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law. In the case of Global Notes, in the absence of applicable DTC procedures for such required deduction or withholding or failure by the Company to notify DTC of the applicable withholding tax rate (if the amount of interest is reduced due to such required deduction or withholding), the Company acknowledges and agrees that the Paying Agent will be unable to facilitate payments to Holders. For the avoidance of doubt, following a Holder’s election to not have its Notes redeemed, the Company shall promptly notify DTC of the applicable withholding tax rate if the amount of interest is reduced due to such required deduction or withholding. The Company will be solely responsible for determining the tax status of Holders, calculating, administering, reporting and/or remitting withholding taxes to the relevant tax authority, and the Trustee and Agents shall have no obligation or liability for such actions.

Subject to the applicable procedures of DTC in the case of Global Notes, a Holder electing to not have its Notes redeemed must deliver to the Company, with a copy to the Paying Agent, a written notice of election so as to be received by the Company and the Paying Agent prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date; provided that, a Holder that complies with the requirements for conversion in Section 14.02(b) shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company and the Paying Agent a written notice of withdrawal prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price). If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.

Section 16.02. Cleanup Redemption. (a) The Company may redeem for cash all but not part of the Notes at any time, on a redemption date (the “Cleanup Redemption Date”) before the 50th Scheduled Trading Day immediately preceding the Maturity Date, if less than 10% of the aggregate principal amount of Notes originally issued remains outstanding at such time (including, for the avoidance of doubt, all Notes previously surrendered to the Company pursuant to Section 14.13 ( Exchange In Lieu Of Conversion) (such redemption, a “Cleanup Redemption”)).

(b)In the case of any Cleanup Redemption, the Company shall give the Trustee, the Conversion Agent (if other than the Trustee) and each Holder of the Notes not less than 50 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ written notice (a “Cleanup Redemption Notice”) prior to the Cleanup Redemption Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed (the “Cleanup Redemption Price”), plus accrued and unpaid interest, to, but excluding, the Cleanup Redemption Date (unless the Cleanup Redemption Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, in which case the Company shall pay on the

Interest Payment Date the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such Regular Record Date corresponding to such Interest Payment Date, and the Cleanup Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Cleanup Redemption Date must be a Business Day. The Company may not specify a Cleanup Redemption Date that falls on or after the 50th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall send to each Holder a written Cleanup Redemption Notice containing certain information set forth in this Indenture, including:

(i)the Cleanup Redemption Date;

(ii)the Cleanup Redemption Price;

(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs during the related Redemption Period and the applicable Conversion Rate determined pursuant to Section 14.03(g);

(iv)that on the Cleanup Redemption Date, the Cleanup Redemption Price will become due and payable for each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Cleanup Redemption Date unless the Company defaults in the payment of the Cleanup Redemption Price;

(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Cleanup Redemption Price;

(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the third Scheduled Trading Day prior to the Cleanup Redemption Date (unless the Company fails to pay the Cleanup Redemption Price, in which case a Holder may convert such Notes until the Cleanup Redemption Price has been paid or duly provided for);

(vii)the Conversion Rate and, if applicable, the number of Additional ADSs added to the Conversion Rate in accordance with Section 14.03(g); and

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes.

Simultaneously with providing such notice of redemption, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Redemption Date must be a Business Day.

A Cleanup Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Cleanup Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Cleanup Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate and a

Company Order requesting that the Trustee give such Cleanup Redemption Notice together with the Cleanup Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Cleanup Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Cleanup Redemption Notice or any defect in the Cleanup Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Cleanup Redemption of any other Note.

Section 16.03. Election to be redeemed. If the Company has designated a Tax Redemption Date or a Cleanup Redemption, a Holder that complies with the requirements for conversion under Section 14.02(b) will be deemed to have delivered a notice of its election to not have its Notes so redeemed.

Section 16.04. No redemption upon acceleration. Notwithstanding anything to the contrary herein, no Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the related Redemption Price with respect to such Notes).

Article 17

Miscellaneous Provisions

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Qifu Technology, Inc., 7/F Lujiazui Finance Plaza, No. 1217 Dongfang Road, Pudong New Area, Shanghai 200122, People’s Republic of China, Attention: Project Quest, and sent electronically in a PDF format to email: Project-Quest2025@360shuke.com. Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Citibank, N.A. at 388 Greenwich Street, New York, New York 10013, United States of America, attention: Agency & Trust, or sent electronically in a PDF format to email: citi.cspag.debt@citi.com. Any notice, direction or request to any of the Agents shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to Citibank,

N.A. at 388 Greenwich Street, New York, New York 10013, United States of America, attention: Agency and Trust, or sent electronically in a PDF format to email: citi.cspag.debt@citi.com, with a copy to the Corporate Trust Office.

All notices and other communications under this Indenture shall be in writing in English.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by DTC, notices to owners of beneficial interests in the Global Notes may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders in accordance with DTC’s applicable procedures.

The Company hereby acknowledges that it is fully aware of the risks associated with transmitting instructions via electronic methods (including facsimile), and being aware of these risks, authorizes the Trustee to accept and act upon any instruction sent to it or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar in the Company’s name or in the name of one or more appropriate authorized signers of the Company via electronic methods (including facsimile). The Trustee shall be entitled to rely on Section 7.06 of this Indenture when accepting or acting upon any instructions, communications or documents transmitted via electronic methods, and shall not be liable in the event any transmission via electronic methods is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorized or delayed for any reason, including (but not limited to) electronic or telecommunications failure.

Furthermore, notwithstanding the above, if any Trustee receives information or instructions delivered by electronic mail, other electronic method or other unsecured method of communication believed by it to be genuine and to have been sent by the proper person or persons, the Trustee or any Paying Agent, Transfer Agent, Conversion Agent or Note Registrar shall have (i) no duty or obligation to verify or confirm that the person who sent such instructions is in fact a person authorized to give instructions or directions on behalf of the Company and (ii) absent its or their gross negligence or willful misconduct, no liability for any losses, liabilities, costs or expenses incurred or sustained by any holder, the Company or any other person as a result of such reliance on or compliance with such information or instructions.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Qifu Technology, Inc., 7/F Lujiazui Finance Plaza, No. 1217 Dongfang Road, Pudong New Area, Shanghai 200122, People’s Republic of China, Attention: Project Quest shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 10 Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture, and that all conditions precedent in this Indenture with respect to such action have been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.07. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Transfer Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto (including signatures on the Notes) transmitted electronically (including by PDF) shall be deemed to be their original signatures for all purposes.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST IN A GLOBAL NOTE, AS APPLICABLE, SHALL BE DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion and in no instance shall the Trustee, the Conversion Agent or other Agents be responsible for such calculations. These calculations include, but are not limited to, determinations of the ADS price, Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest or Additional Amounts payable on the Notes, the number of Additional ADSs to be added to the Conversion Rate upon a Make-Whole Fundamental Change or in connection with a Redemption Notice, if any, and the Conversion Rate of the Notes and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders, the Trustee, the Paying Agent and the Conversion Agent. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent (if other than the Trustee), and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the prior written request of that Holder at the sole cost and expense of the Company.

Section 17.16. Electronic Means. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by Electronic Means. If any party elects to deliver any notice, instructions or directions to the Trustee by e-mail or other similar unsecured electronic methods, the Trustee’s understanding of such instructions shall be deemed controlling. The party providing electronic instructions agrees to assume all risks arising out of the use of Electronic Means to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. In no event shall the Trustee and the Agents be liable for any losses, costs or expenses arising directly or indirectly from the Trustee or the Agents receiving any data from or transmitting any data to the Company and/or the Trustee (or any authorized person) or acting upon any notice, instruction or other communications via any Electronic Means notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Neither the Trustee nor any Agent has duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company (or any authorized person). The Company and the Trustee agree that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 17.17. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

QIFU TECHNOLOGY, INC.

By:	/s/ Alex Xu
	Name:	Alex Xu
	Title:	Chief Financial Officer

Signature Page to Indenture

CITIBANK, N.A., as Trustee

By:	/s/ Peter Lopez
	Name:	Peter Lopez
	Title:	Senior Trust Officer

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF (OR THEREOF) OR OF A BENEFICIAL INTEREST HEREIN (OR THEREIN), THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF QIFU TECHNOLOGY, INC. (THE “COMPANY”), AND

(2)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE

AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE ADS DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

QIFU TECHNOLOGY, INC.

0.50% Convertible Senior Notes due 2030

No. [ ]	[Initially][1] US$

CUSIP No. 88557W AA9

Qifu Technology, Inc., a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [          ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[          ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$690,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 1, 2030, and interest thereon as set forth below.

This Note shall bear interest at the rate of 0.50% per year from, and including, March 27, 2025, or from, and including, the most recent date on which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 1, 2030. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2025, to Holders of record at the close of business on preceding March 15 and September 15 (whether or not such day is a Business Day) respectively; provided, however, that if such Interest Payment Date is not a Business Day, then such payment need not be made on such Interest Payment Date but shall be made on the immediately succeeding Business Day, with the same force and effect as though made on the related Interest Payment Date and no additional interest shall accrue in respect of such delay. Additional Interest, if any, will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) and Section 6.03, and any express mention of the payment of Additional Interest, if any, in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

1 Include if a Global Note.

2 Include if a Global Note.

3 Include if a Physical Note.

4 Include if a Global Note.

5 Include if a Physical Note.

The Company shall pay or cause the Paying Agent to pay (to the extent funded by the Company) the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) by wire transfer at the Corporate Trust Office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York or such other corporate trust office in the contiguous United States of America designated in this Indenture, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. A Holder may elect to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or electronically by the Trustee under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

QIFU TECHNOLOGY, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

CITIBANK, N.A.
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

QIFU TECHNOLOGY, INC.

0.50% Convertible Senior Notes due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.50% Convertible Senior Notes due 2030 (the “Notes”), limited to the aggregate principal amount of US$690,000,000, subject to Section 2.10 of the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of March 27, 2025 (the “Indenture”), between the Company and Citibank, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make or cause the Paying Agent to make all payments and deliveries in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to the Trustee or to the Agent appoint for such purpose to collect such payments in respect of the Note. The Company will pay or cause the Paying Agent to pay (to the extent funded by the Company) cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Repurchase Price and the Fundamental Change Repurchase Price), and payments of interest, but excluding any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, Ordinary Shares or other consideration, and including, for the avoidance of doubt, any payments of cash for any Fractional ADS or other consideration, to ensure that the net amount received by the beneficial owner of the Notes after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs (including Ordinary Shares in lieu thereof), as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of US$1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of a Tax Redemption or a Cleanup Redemption, as the case may be, as described in Article 16 of the Indenture. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the notes periodically.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 principal amount of Notes or an integral multiple thereof, into cash, ADSs or a combination of cash and ADSs, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The Holders may elect to receive Ordinary Shares in lieu of any ADSs deliverable upon conversion. Any Ordinary Shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in the Indenture and as imposed by the Hong Kong Share Registrar and will not be able to be deposited into CCASS until such restrictions are removed. Pursuant to the terms of the Deposit Agreement and the Restricted Issuance Agreement, the ADS Depositary will not accept the surrender of any restricted ADSs for the purpose of withdrawal of the Ordinary Shares represented thereby prior to the Resale Restriction Termination Date.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

QIFU TECHNOLOGY, INC.

0.50% Convertible Senior Notes due 2030

The initial principal amount of this Global Note is [               ] UNITED STATES DOLLARS (US$[               ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6 Include if a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:Qifu Technology, Inc.

The Bank of New York Mellon, as Depositary for the ADSs

Citibank, N.A., as Conversion Agent

The undersigned [holder of this Note]7 [beneficial owner of Notes in the aggregate principal amount of [                     ]]8 (bearing CUSIP:                              and ISIN:                             )9 hereby exercises the option to convert that Note or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into cash or a combination of cash and ADSs (or any Ordinary Shares in lieu thereof), as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and/or ADSs (or any Ordinary Shares in lieu thereof) deliverable upon such conversion, together with any cash payable for any Fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the holder hereof unless a different name has been indicated below. Terms defined in the Deposit Agreement, the Restricted ADS Letter Agreement or the Indenture referred to in this Notice are used herein as so defined. If any ADSs (or any Ordinary Shares in lieu thereof) or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes (including any penalties and interest related thereto), if any, if required in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the conversion of [this Note, or the portion hereof below designated] [the Notes in the aggregate principal amount below designated], the undersigned acknowledges, represents to and agrees with the Company and the ADS Depositary that the undersigned and any person acquiring beneficial ownership of ADSs is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof.

In the event that there is any ADS deliverable upon the conversion of this Note, the undersigned (please select one; if no election is made, the undersigned is deemed to elect NOT to receive any Ordinary Shares in lieu of such ADSs):

7 Insert in case of a conversion of a certificated note.

8 Insert if the holder is a beneficial owner of a Note in a global form and elects to settle the conversion in Ordinary Shares deliverable in lieu of any ADSs upon conversion.

9 Converting noteholder to fill in the security identifiers of the series of Notes being converted.

1

☐	elects to receive Ordinary Shares in lieu of such ADS through CCASS (which election is only available if this Note is NOT a Restricted Security);
☐	elects to receive Ordinary Shares in lieu of such ADS in certificated form outside of CCASS; or
☐	does NOT elect to receive any Ordinary Shares in lieu of such ADS.

[The undersigned further certifies:

1.The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2.The undersigned further certifies that either:

(a)The undersigned is, and at the time any ADSs (or any Ordinary Shares in lieu thereof) are delivered in conversion of its Notes will be, the holder of the ADSs and the Ordinary Shares represented thereby, and (i) the undersigned is not a U.S. person (as defined in Regulation S under the Securities Act) and is located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the ADSs (or any Ordinary Shares in lieu thereof) and the Ordinary Shares represented thereby being delivered in the conversion outside the United States and (ii) the undersigned is not in the business of buying and selling securities or, if the undersigned is in such business, the undersigned did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

OR

(b)The undersigned is a broker-dealer acting on behalf of its customer; its customer has confirmed to the undersigned that it is, and at the time any ADSs (or any Ordinary Shares in lieu thereof) are delivered in conversion of the said Notes will be, the holder of the ADSs (or any Ordinary Shares in lieu thereof) and the Ordinary Shares represented thereby, and (i) it is not a U.S. person (as defined in Regulation S under the Securities Act) and it is located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Notes being converted and the ADSs (or any Ordinary Shares in lieu thereof) and the Ordinary Shares represented thereby being delivered in the conversion outside the United States and (ii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes.

OR

(c)The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial

2

owner(s) of the ADSs (or any Ordinary Shares in lieu thereof) to be received upon conversion of the Notes.]10

3.The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

[4.The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the Resale Restriction Termination Date, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security or deliverable in lieu thereof) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof or any transfer restriction as imposed by the Hong Kong Share Registrar, if applicable.]11

[If the undersigned does NOT elect to receive Ordinary Shares deliverable in lieu of ADSs, the undersigned hereby instructs the ADS Depositary to register the ADSs (if any) in the name of:

1.	Name of Beneficial Owner to receive ADSs (English):
2.	Address of Beneficial Owner to receive ADSs (English):
3.	Name of Registered Holder of the ADSs (English):
4.	Number of ADSs to be issued:
5.	Beneficial Owner’s Tax ID Number:
6.	Contact Name and Tel No/email address:

]12

[If the undersigned does NOT elect to receive Ordinary Shares deliverable in lieu of ADSs, the undersigned instructs the Depositary to deliver the ADSs (if any) to the following account:

ADS Receiving Broker ( * are mandatory fields):

a)	DTC Broker Name*:
b)	DTC Broker’s Participant Account with DTC *:
c)	DTC Broker Contact Name:

10 Include if a Restricted Security.

11 Include if a Restricted Security; not applicable if the holder is a beneficial owner of a Note in a global form and elects to settle the conversion in Ordinary Shares deliverable in lieu of any ADSs upon conversion.

12 Include if the Note being converted is a Restricted Security. Restricted Conversion ADSs will not be DTC eligible.

3

d)	DTC Broker Contact Tel No/email:
e)	Beneficial Owner’s Account # with DTC Broker*:

OR

e)	Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No/email:

ADS Delivering Party:

Name:	The Bank of New York Mellon
DTC Account: #[ ⚫ ]][13]

[If the undersigned elects to receive the Ordinary Shares deliverable in lieu of the ADSs through CCASS*, the undersigned instructs the Company to deliver the Ordinary Shares to the following account:

a)	CCASS Account:

*Delivery of Ordinary Shares is subject to applicable law and the rules and procedures of CCASS.  Holders should contact their relevant CCASS custodian participant for information on the delivery procedures. ] 14

Wire Payment Instructions

[ ⚫ ]

For any ADS settlement inquiries, please contact The Bank of New York Mellon:

Tel: [ ⚫ ]

Email: [ ⚫ ]

13 Include this bracketed language only if the Note being converted is not a Restricted Security.

14 Include bracketed language if (i) the Note being converted is not a Restricted Security; and (ii) the Holder elects to receive Ordinary Shares in lieu of the ADSs deliverable upon conversion.

4

For any Ordinary Shares settlement inquiries, please contact:

Computershare Hong Kong Investor Services Limited

+852 2862 8555

5

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

6

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: QIFU TECHNOLOGY, INC.

CITIBANK, N.A., as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Qifu Technology, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:QIFU TECHNOLOGY, INC.

CITIBANK, N.A., as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Qifu Technology, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                     (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Qifu Technology, Inc. or a subsidiary thereof; or
☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐	Outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B

Qifu Technology, Inc.

Authorization Certificate

March 27, 2025

I, [Insert Name of Signatory]15, the [Insert Title of Signatory], acting on behalf of Qifu Technology, Inc. (the “Company”) hereby certify that:

(A)

the persons listed in Schedule I are (i) authorized Officers of the Company for purposes of the Indenture (the “Indenture”) dated as of March 27, 2025 between the Company and Citibank, N.A., as trustee, in relation to the 0.50% Convertible Senior Notes due 2030 (the “Notes”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture and the Notes issued pursuant to the Indenture by their manual or electronic signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names;

(B)

each of the individuals listed in Schedule I have the authority to receive call backs at the telephone numbers noted below upon request of Citibank, N.A. in connection with the Notes issued pursuant to the Indenture;

(C)	each signature appearing in Schedule I is the true specimen of the genuine signature of such officer and such individuals; and
(D)	attached hereto as Schedule II is a true, correct and complete specimen of the certificates representing the Notes.

15 This should be a signatory other than the signatories listed as Authorized Officers on the next page.

IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the Company as of the date indicated.

QIFU TECHNOLOGY, INC.

By:
Name:
Title:

SCHEDULE I

Name	Title, Fax No., Email	Signature	Tel No.